UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 11, 2018

Date of Report (Date of earliest event reported)

Canbiola, Inc.

(Exact name of registrant as specified in its charter)

Florida	333-208293	20-3624118
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.

960 South Broadway, Suite 120 Hicksville, NY	11801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 516-205-4751

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

¨	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)
¨	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
¨	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
¨	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

                                                                                                                Emerging growth company       X

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01 Entry into a Material Definitive Agreement.

International Spirits and Beverage Group, Inc.

On October 11, 2018, Canbiola, Inc. (the “Company”) entered into a Production and Distribution Agreement (the “P&D Agreement”) with International Spirits and Beverage Group, Inc. (“ISBG”). Pursuant to the P&D Agreement, the Company agreed to produce, package, and sell certain cannabidiol (CBD) infused products, including fruit chews and non-alcoholic beverages (the “Products”), to ISBG. ISBG controls the ingredients, recipes, manufacturing processes and procedures and quality and taste parameters for all Products and is the manufacturer of all such Products. ISBG granted the Company a non-exclusive, non-transferable, revocable right to use the ISBG trademarks associated with the Products solely on, and in association with, the Products and associated packaging.

ISBG will purchase the Products at a 20% discount to the wholesale prices of Products agreed to in the Agreement. In addition, the Company will receive 10% of the gross sales price of any Products distributed by the Company.

ISBG has agreed to indemnify and hold the Company harmless from and against any damages arising from the P&D Agreement. The Company has agreed to indemnify and hold ISBG harmless from and against any damages resulting or arising from any material breach of the P&D Agreement, gross negligence or intentional misconduct by the Company. The P&D Agreement otherwise contains standard representations and warranties.

Stanley L. Teeple

The Company entered into an Employment Agreement dated October 21, 2018 (the “Teeple Agreement”) with Stanley L. Teeple (“Teeple”). Pursuant to the Teeple Agreement, Teeple agreed to serve as the Company’s Chief Financial Officer (“CFO”) and Secretary (“Secretary”) for an initial term of four (4) years.

Steeple will receive $15,000.00 per month base salary, as adjusted pursuant to the Teeple Agreement, and one (1) share of Series A Preferred Stock (the “Preferred Share”). If there is insufficient cash flow to pay Teeple’s salary, the salary may be paid in common shares at a purchase price equal to 110% of the lowest trading price of the day for the five (5) trading days immediately preceding the end of each month. The Preferred Share is considered fully earned upon issuance and one quarter (1/4) of the Preferred Share may be converted by Teeple into shares of Common Stock at the end of each calendar year. Teeple will furthermore be entitled to (i) annual increases to his salary equal to the greater of (a) 3% or (b) the prior year-end annual percentage increase in EBITDA as reported in the Company’s Form 10-K, (ii) additional incentive bonuses in the form of cash or stock, and (iii) benefits offered by the Company such as welfare, health and life insurance, and pension benefit and incentive plans, as well as four (4) weeks paid vacation and five (5) paid sick days each year.

If the Teeple Agreement is terminated due to an acquisition or merge, or by the Company without “cause” or by Teeple with “good reason,” the Company shall pay Teeple (i) Teeple’s base salary through the end of the term of the Teeple Agreement plus 12 months, (ii) an amount equal to the premiums charged by the Company to maintain COBRA benefits continuation coverage for Teeple and his eligible dependents, and (iii) a cash lump sum in the amount of any accrued obligations. The Company also agreed to indemnify Teeple, except for acts constituting negligence or willful misconduct by Teeple. The Teeple Agreement otherwise contains standard representations and warranties.

Marco Alfonsi

The Company entered into an Employment Agreement dated October 21, 2018 (the “Alfonsi Agreement”) with Marco Alfonsi (“Alfonsi”). Pursuant to the Alfonsi Agreement, Alfonsi agreed to continue to serve as the Company’s Chief Executive Officer (“CEO”) and accept appointment as Chairman of the Board of Directors (“Chairman”) for an initial term of four (4) years.

Alfonsi will receive $15,000.00 per month base salary, as adjusted pursuant to the Alfonsi Agreement. If there is insufficient cash flow to pay Alfonsi’s salary, the salary may be paid in common shares at a purchase price equal to 110% of the lowest trading price of the day for the five (5) trading days immediately preceding the end of each month.  Alfonsi will furthermore be entitled to (i) annual increases to his salary equal to the greater of (a) 3% or (b) the prior year-end annual percentage increase in EBITDA as reported in the Company’s Form 10-K, (ii) additional incentive bonuses in the form of cash or stock, and (iii) benefits offered by the Company such as welfare, health and life insurance, and pension benefit and incentive plans, as well as four (4) weeks paid vacation and five (5) paid sick days each year.

Alfonsi, who prior to the execution of the Alfonsi Agreement owned eight (8) shares of Series A Preferred Stock, agreed to return three (3) shares of Series A Preferred Stock to the Company’s treasury. For his remaining Series A Preferred Stock, Alfonsi shall have the right to convert one quarter (1/4) of a Series A Preferred share into shares of Common Stock at the end of each calendar year.

If the Alfonsi Agreement is terminated due to an acquisition or merge, or by the Company without “cause” or by Alfonsi with “good reason,” the Company shall pay Alfonsi (i) Alfonsi’s base salary through the end of the term of the Alfonsi Agreement plus 12 months, (ii) an amount equal to the premiums charged by the Company to maintain COBRA benefits continuation coverage for Alfonsi and his eligible dependents, and (iii) a cash lump sum in the amount of any accrued obligations. The Company also agreed to indemnify Alfonsi, except for acts constituting negligence or willful misconduct by Alfonsi. The Alfonsi Agreement otherwise contains standard representations and warranties.

The foregoing discussion is for summary purposes only and is qualified in its entirety by the actual terms of the aforementioned agreements, which are included herewith as Exhibits.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 1.01 for discussion of issuance of the Preferred Share to Teeple.

On October 21, 2018, the Company’s Board of Directors issued Teeple 3,000,000 options (the “Options”) to purchase shares of the Company’s Common Stock. The Opinions are fully vested, are immediately exercisable at an exercise price of $0.001 per, and share expire on October 1, 2023.

These securities were issued pursuant to Section 4(a)(2) of the Securities Act of 1933.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

See Item 1.01 for discussion of Teeple’s appointment as CFO and Secretary of the Company. On October 21, 2018, Teeple was also appointed as a Director of the Company.

Prior to joining the Company, Teeple was engaged with Solis Tek, Inc., a California-based publicly traded corporation, as Senior Vice President, Corporate Secretary, and Chief Compliance Officer from 2017 to 2018.  From 2015 to 2016 Teeple was CFO and Secretary for Zonzia Media, Inc., a provider of streaming video and content to cable subscribers and hotel networks throughout the eastern U.S., and from 2008 to 2014 Teeple was CFO and Secretary of Indigo-Energy, Inc., a publicly traded company in the oil and gas exploration business.

Over the prior three plus decades, Teeple, through his turnaround consulting business, Stan Teeple, Inc., has held numerous senior management positions in several public and private companies across a broad spectrum of industries. Additionally he has operated and worked for various court appointed trustees and principals as CEO, COO, and CFO in the entertainment, pharmaceuticals, food, travel, and tech industries. He operated his consulting business on a project-to-project basis and holds various other directorships. His businesses’ operational strengths include knowing how to manage and maximize the resources and preserve the integrity of a company from start-up through to maturity and corporate compliance in a regulatory environment.

See Item 1.01 for discussion of Alfonsi’s appointment as Chairman of the Company.

Alfonsi has been a financial service professional for the past 20 years. He was appointed director and CEO of the Company in or around January, 2015. Immediately prior to that, Alfonsi spent eight years serving as the CEO of Prosperity Systems, Inc.

Throughout his career, Alfonsi was directly and indirectly involved in raising over $100 million dollars for small and medium sized business. Prior to his involvement in the financial services industry, Alfonsi has owned, operated, financed, and sold several businesses. Alfonsi successfully started and managed two companies (ExecuteDirect.com, and Bakers Express of New York, Inc.), and held senior management positions with a number of financial institutions, including: Global American Investments, Clark Street Capital and Basic Investors.

There were no agreements with Teeple or Alfonsi regarding their appointments other than as herein disclosed.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed herewith.

Exhibit No.	Description
10.1	P&D Agreement with International Spirits and Beverage Group, Inc.
10.2	Employment Agreement with Stanley L. Teeple
10.3	Employment Agreement with Marco Alfonsi

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Canbiola, Inc.

Date: October 26, 2018	By:	/s/ Marco Alfonsi
Marco Alfonsi, CEO